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                                                                   EXHIBIT 23.1

                         Consent of Arthur Andersen LLP

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this prospectus.


                                                        /s/ ARTHUR ANDERSEN LLP
                                                        -----------------------
June 10, 1999                                                ARTHUR ANDERSEN LLP